UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2021

Pioneer Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38991	83-4274253
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

652 Albany Shaker Road, Albany, New York		12211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:(518) 730-3025

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	PBFS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 4.02(a)Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Restatement results from a technical accounting correction to reflect the Mann Entities-related $15.8 million Loan Balances Impairment as a recognized (Type I) subsequent event in the quarter and fiscal year ended June 30, 2019, rather than as a disclosure only nonrecognized (Type II) subsequent event recognized in the quarter ended September 30, 2019, notwithstanding that the Company and the Bank did not start to become aware of the events causing the Impairment until the quarter ended September 30, 2019 (capitalized terms defined below).

On February 12, 2021, the Audit Committee (the “Committee”) of the Board of Directors of Pioneer Bancorp, Inc. (the “Company”), after consultation with management, determined that certain financial statements previously issued by the Company should be restated and no longer relied upon (the “Restatement”).  The following financial statements of the Company are impacted by the Restatement: (a) the audited consolidated financial statements for the fiscal years ended June 30, 2019 and June 30, 2020, as reported in the Company’s Annual Reports on Form 10-K for those years, and (b) the unaudited consolidated financial statements for the periods ended September 30, 2019, December 31, 2019, March 31, 2020, and September 30, 2020, as reported in the Company’s Quarterly Reports on Form 10-Q.

As previously disclosed, after the Company’s fiscal year ended June 30, 2019, but prior to December 10, 2019, the date the financial statements for that year were issued, the Company became aware of fraudulent activity associated with transactions by an established business customer of Pioneer Bank (the “Bank”), a subsidiary of the Company.  The customer, Michael Mann, and various affiliated entities (collectively, the “Mann Entities”) had numerous general deposit corporate operating accounts and loans with the Bank.

As reflected in its Current Report on Form 8-K filed on September 11, 2019, the Company’s potential exposure with respect to the Mann Entities’ lending activity was approximately $15.8 million (the “Loan Balances”).  Subsequently, the Company learned that Mr. Mann had perpetrated a concealed fraud on the Bank and many other parties.  In the second quarter of fiscal 2020, the Company concluded that due to the impact of the potential fraudulent activity, the Loan Balances were impaired and, as a result, recorded a provision for loan losses in the amount of $15.8 million in the first quarter of fiscal 2020 related to the charge-off of the entire Loan Balances (the “Impairment”).  The Company has provided detailed information regarding the impact the fraud perpetrated by the Mann Entities had on the Company, including in its Annual Report on Form 10-K for the year ended June 30, 2019 (the “2019 Form 10-K”), and subsequent filings with the Securities Exchange Commission (the “SEC”).

The nature and amount of the Loan Balances Impairment was classified as a disclosure only nonrecognized (Type II) subsequent event in the Company’s 2019 Form 10-K as filed with the SEC on December 10, 2019.  This amount was recognized in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, as filed with the SEC on December 16, 2019.

In July 2020, the Company received a comment letter from the staff of the SEC Division of Corporation Finance (the “Staff”) related to, among other matters, the classification of the Loan Balances Impairment as a disclosure only nonrecognized (Type II) subsequent event in the Company’s 2019 Form 10-K.  The Company and the Staff engaged in several discussions regarding the Staff’s position, based on technical accounting precepts, that the Loan Balances should be deemed impaired as of June 30, 2019, and the Loan Balances Impairment should have been recognized by the Company in the quarter and fiscal year ended June 30, 2019 as a Type I subsequent event and not as a disclosure only nonrecognized (Type II) subsequent event.

In its communications with the Staff, the Company described that its original determination that the Loan Balances Impairment was a Type II subsequent event in the Company’s 2019 Form 10-K recognized in the quarter ended September 30, 2019, was based on the unique circumstances of the event.

As a result of the Staff’s position, the Restatement reflects the Loan Balances Impairment in the quarter and fiscal year ended June 30, 2019 (as a recognized (Type I) subsequent event), rather than as a disclosure only nonrecognized (Type II) subsequent event recognized in the quarter ended September 30, 2019.  This technical accounting correction is not a result of any new facts coming to light after the filing of the 2019 Form 10-K.

The principal effects of the Restatement are as follows:

●	net income for the fiscal year ended June 30, 2019, will be approximately $11.7 million lower than previously reported, as a result of recognizing the Loan Balances Impairment (net of tax effect) as a Type I subsequent event;
●	net income for the fiscal year ended June 30, 2020, will be approximately $11.7 million higher than previously reported, as a result of derecognizing the Loan Balances Impairment (net of tax effect) in the quarter ended September 30, 2019; and
●	shareholders’ equity and net loans receivable at June 30, 2019, will be approximately $11.7 million and $15.8 million, respectively, lower than previously reported.

The Company intends to file (a) an amended Annual Report on Form 10-K for the year ended June 30, 2020 (the “2020 Form 10-K”), containing restated audited consolidated financial statements for the fiscal years ended June 30, 2020 and 2019, as well as selected restated unaudited consolidated financial statement data for the quarterly periods in the fiscal year ended June 30, 2020, and (b) an amended Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 (the “September 2020 Form 10-Q”), containing restated unaudited consolidated financial statements for the period, as soon as practicable.

Discussion with Independent Registered Public Accounting Firm

The Committee has discussed the matters disclosed in this Current Report on Form 8-K with Bonadio & Co., LLP, the Company’s independent registered public accounting firm.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of such words or similar expressions does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future performance, but reflect Company management’s current beliefs, based on information currently available. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond the Company’s control). These risks and uncertainties include, but are not limited to, the risk that additional information may arise that might require the Company to make additional adjustments or revisions or to restate further the financial statements and other financial data related to the Restatement and/or additional historical periods, and the time required to complete the 2020 Form 10-K and September 2020 Form 10-Q.

For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020, and other filings with the SEC. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PIONEER BANCORP, INC.

DATE: February 16, 2021	By:/s/ Thomas L. Amell
Thomas L. Amell
President and Chief Executive Officer